As filed with the Securities and Exchange Commission on April 13, 2006

Registration No. 333-102540

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RUBINCON VENTURES INC.

(Exact name of registrant as specified in its character)

Delaware	1099	98-0200798
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification number)

1313 East Maple Street, Bellingham, Washington 98225

1-360-865-4210

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

1313 East Maple Street, Bellingham, Washington 98225

(Address of principal place of business or intended principal place of business)

Leslie J. Weiss

Sugar, Friedberg and Felsenthal LLP

30 North LaSalle Street

Chicago, Illinois 60610

1-312-704-9400

(Name and address, including zip code, and telephone number including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

This Post-Effective Amendment No. 1 to Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2, as amended (No. 333-102540), which was declared effective on September 10, 2004, is being filed to deregister unsold shares of common stock of the registrant, Rubincon Ventures Inc. The registrant’s obligation to keep the Registration Statement effective has expired. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, 292,151 shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement. The registrant registered 1,000,000 shares in the offering. As of March 3, 2005, the registrant sold 707,849 shares in the offering and 292,151 shares that were registered in the offering remained unsold as of the offering termination date.

In accordance with the undertaking contained in Item 512 of regulation S-B, we are filing this Post Effective Amendment No. 1 to deregister the shares, which were not sold in the offering.

This Post Effective Amendment No. 1 deregisters 292,151 shares of our common stock, which remain unsold as of the offering termination date on March 3, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on April 13, 2006.

RUBINCON VENTURES INC.

By:	/s/ Guy Peckham
Name:	Guy Peckham
Title:	Chief Executive Officer, President
Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GUY PECKHAM Guy Peckham	Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer	April 13, 2006

/S/ DONALD A. WRIGHT Donald A. Wright	Director	April 13, 2006

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